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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Biovail Corporation International ("Biovail") and Fuisz Technologies Ltd. on Form F-4 of our report dated May 14, 1999, incorporated by reference in the Annual Report on 20-F of Biovail for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ DELOITTE & TOUCHE
DELOITTE & TOUCHE
Toronto, Canada
September 21, 1999